Exhibit 99.1

Avago Technologies Updates Fourth Quarter Fiscal 2009 Financial Guidance

SAN JOSE, Calif., and SINGAPORE, October 14, 2009 — Avago Technologies Limited (Nasdaq: AVGO), today announced that, based on quarter-to-date results, the Company now expects fourth fiscal quarter revenue to be up 15% from the third quarter. Previous guidance issued on September 3, 2009 had been for revenue to be up in the range of 7% to 10% sequentially.

The improvement in forecasted results for the fourth fiscal quarter is primarily the result of stronger than anticipated sales in the wired infrastructure and consumer and computing peripherals end markets.

The updated outlook for the fourth quarter of fiscal 2009 follows:

	GAAP	Reconciling Items	Non-GAAP
Revenue	up 15%	—	up 15%
Gross Margin	40% to 41%	$14M	44% to 45%
Interest Expense	$18M	—	$18M

Interest Expense reflects the anticipated reduction in interest payments on outstanding debt, due to the extinguishment of a portion of Avago’s outstanding debt resulting from the debt tender offer completed on October 2, 2009. Interest expense excludes any loss from the extinguishment of debt. All other guidance provided on September 3, 2009 remains unchanged. Avago plans to report complete financial results for the fourth quarter and 2009 fiscal year ending November 1, 2009 on December 3, 2009.

Non-GAAP Financial Measures

In addition to GAAP reporting, consistent with past practice Avago reports net income or loss, as well as gross margin and operating expenses, on a non-GAAP basis. This non-GAAP earnings information excludes amortization of acquisition-related intangibles, share-based compensation expense, asset impairment charges, restructuring charges, acquired in-process research and development, debt extinguishment (gains) losses and the results of discontinued operations. Avago believes this non-GAAP earnings information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. These non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

About Avago Technologies

Avago Technologies is a leading designer, developer and global supplier of analog semiconductor devices for communications, industrial and consumer applications.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements which address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties which could adversely or positively affect future results include cyclicality in the semiconductor industry or in our end markets; the recent financial crisis and its impact on our business, results of operations, and financial condition; fluctuations in interest rates; our ability to generate cash sufficient to service our debt and to fund our research and development, capital expenditures and other business needs; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our dependence on contract manufacturing and outsourced supply chain; quarterly and annual fluctuations in operating results; loss of our significant customers; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property; our competitive performance and ability to continue achieving design wins with our customers; any expenses associated with resolving customer product and warranty claims; our ability to achieve the growth prospects and synergies expected from our acquisitions; delays and challenges associated with integrating acquired companies with our existing businesses; our ability to improve our cost structure through our manufacturing outsourcing program; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) and our Quarterly Report on Form 10-Q filed with the SEC on September 3, 2009 (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Jacob Sayer

VP Business Development and IR

investor.relations@avagotech.com

Jim Fanucchi

Summit IR Group Inc.

(408) 404-5400

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